                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                              Quotesmith.com, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                               QUOTESMITH.COM,INC.
                             8205 South Cass Avenue
                             Darien, Illinois 60561

                                February 9, 2001


Dear Stockholder of Quotesmith.com, Inc.:

      You are invited to attend a special meeting of the stockholders (the "Meeting") of Quotesmith.com, Inc., a Delaware corporation (the "Company"), to be held on Thursday, March 5, 2001, beginning at 9:00 a.m. local time, at the Company's corporate offices at 8205 South Cass Avenue, Darien, Illinois, 60561.

      At the Meeting, you will be asked to approve an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock. In order for the Board of Directors to retain the maximum amount of flexibility regarding the extent of the stock split, the Company is asking stockholders to approve separate resolutions for each of a 3:1 and 6:1 stock split. If each of the separate proposals is approved by the Company's stockholders, the Board of Directors, in its discretion, will implement the reverse stock split ratio it deems to be in the best interests of the Company and its stockholders. If the 3:1 reverse stock split is implemented, every three shares of our Common Stock outstanding will be exchanged for one share of Common Stock. Similarly, if the 6:1 reverse stock split is implemented, one share of Common Stock would be issued in exchange for every six shares of Common Stock outstanding.

      The Company's Board of Directors believes that each of the reverse stock split proposals is advisable and in the best interest of the Company and its stockholders and recommends that the stockholders vote FOR each of the separate proposals.

      As described in the attached Proxy Statement, certain of the Company's stockholders, holding approximately 56.2% of the outstanding shares, have expressed their intention to vote in favor of each of the proposals. If such shareholders vote accordingly, each of the proposals will be adopted.

      The enclosed Notice and Proxy Statement contain details concerning the reverse stock split proposal. We urge you to read and consider these documents carefully. Whether or not you plan to be at the Meeting, please be sure to sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible so that your shares may be represented at the Meeting and voted in accordance with your wishes.

                                     Sincerely,

                                     /s/ DAVID I. VICKERS
                                     -------------------------------------
                                     David I. Vickers
                                     Senior Vice President, Chief Financial
                                     Officer and Secretary

                              QUOTESMITH.COM, INC.
                             8205 South Cass Avenue
                             Darien, Illinois 60561


                    Notice of Special Meeting of Stockholders
                            TO BE HELD MARCH 5, 2001



To the Stockholders of QUOTESMITH.COM, INC.:

    Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of Quotesmith.com, Inc., a Delaware corporation (the "Company"), will be held on Thursday, March 5, 2001, beginning at 9:00 a.m. local time, at the Company's corporate offices at 8205 South Cass Avenue, Darien, Illinois, 60561 to consider and act upon separate proposals to effect a reverse stock split of the Company's outstanding Common Stock based upon one of the following stock split ratios: 3:1 or 6:1. Following the Special Meeting of Stockholders, the Board of Directors of the Company will determine, in its discretion, which of the reverse stock split proposals that have been approved by the stockholders to implement as otherwise described in the Proxy Statement. If the 3:1 reverse stock split is implemented, every three shares of our Common Stock outstanding will be exchanged for one share of Common Stock. Similarly, if the 6:1 reverse stock split is implemented, one share of Common Stock would be issued in exchange for every six shares of Common Stock outstanding.

    The Board of Directors has fixed the close of business on January 25, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. The reverse stock split proposal is more fully described in the accompanying Proxy Statement, which forms a part of this Notice and should be read carefully by all stockholders.

                                   By Order of the Board of Directors,

                                   /s/ David I. Vickers
                                   --------------------------------------
                                   David I. Vickers
                                   Senior Vice President, Chief Financial
                                   Officer and Secretary

February 9, 2001





WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED (WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES). A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                              QUOTESMITH.COM, INC.
                             8205 South Cass Avenue
                             Darien, Illinois 60561

                                ----------------

                                 PROXY STATEMENT
                                       FOR
            SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 5, 2001

                                ----------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quotesmith.com, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders scheduled for March 5, 2001 (the "Meeting"), beginning at 9:00 a.m. local time, at the Company's corporate offices at 8205 South Cass Avenue, Darien, Illinois, to consider and act upon the following proposal:

    At the Meeting, you will be asked to approve an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock. In order for the Board of Directors to retain the maximum amount of flexibility regarding the extent of the stock split, the Company is asking stockholders to approve separate resolutions for each of a 3:1 and 6:1 stock split. If each of the separate proposals is approved by the Company's stockholders, the Board of Directors, in its discretion, will implement the reverse stock split ratio it deems to be in the best interests of the Company. If the Board of Directors elects to proceed with the reverse stock split, the Board of Directors will select only one of the approved reverse stock split ratios to implement.

    If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company.

    A majority of the outstanding shares entitled to vote at the Meeting and represented in person or by proxy will constitute a quorum. Approval of each of the reverse stock split proposals requires the affirmative vote of a majority of the shares entitled to vote thereon. Abstentions and proxies relating to "street name" shares for which brokers have not received voting instructions from the beneficial owner ("Broker Non-Votes") will be counted to determine whether a quorum is present. Both abstentions and Broker Non-Votes will be counted as part of the total number of votes cast on the reverse stock split proposal in determining whether the proposal has been approved by the stockholders. Thus, both abstentions and Broker Non-Votes will have the effect of votes "against" the proposal.

    As described herein, certain of the Company's stockholders ( including its cofounders Robert S. Bland and William V. Thoms) have expressed their intention to vote their shares in favor of each of the alternative proposals. These stockholders own approximately 56.2% of the outstanding shares. If such stockholders vote their shares consistent with this expressed intention, each of the proposals will be approved.

    Expenses incurred in the solicitation of proxies will be borne by the Company.

    As of January 25, 2001, the Company had outstanding 16,553,384 shares of Common Stock and such shares are the only shares entitled to vote at the Meeting. Each share is entitled to one vote on each matter to be voted upon at the Meeting.

    This Proxy Statement and the accompanying proxy card are first being mailed to the Company's stockholders on or about February 9, 2001.

SECURITIES BENEFICIALLY OWNED BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth information with respect to beneficial ownership of our common stock as of January 25, 2001:

       [ ] each stockholder that is known to us to beneficially own more than 5% of our common stock;

       [ ]  each of our directors;

       [ ] our chief executive officer and each of the executive officers named in the summary compensation table appearing in our 2000 proxy statement (the "Named Executive Officers")

       [ ]  all of our executive officers and directors as a group.

    Unless otherwise indicated, the mailing address for each of the named individuals is c/o Quotesmith.com, Inc., 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561.

    Applicable percentage ownership in the table is based upon 16,553,384 shares of common stock outstanding as of January 25, 2001. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options presently exercisable or exercisable within 60 days as of the date hereof are deemed to be outstanding for the purpose of computing the percentage ownership of the person or entity holding options, but are not treated as outstanding for the purpose of computing the percentage ownership for any other person or entity.

                                                       Shares Beneficially Owned
                                                       -------------------------
                                                       Number           Percent
                                                       ------           -------
Our CEO, Named Executive Officers and Directors
   Robert S. Bland(1).............................   7,144,334            43.2%
   William V. Thoms (2)...........................   2,161,500            13.1
   David I. Vickers (3)...........................      90,000               *
   Burke A. Christensen (4).......................      83,676               *
   Timothy F. Shannon(5)..........................      43,333               *
   Bruce J. Rueben(5).............................      29,000               *
   Admiral Jeremiah A. Denton, Jr. (5)............      27,000               *
   Richard F. Gretsch (5).........................      25,000               *
   John McCartney (5).............................      40,000               *

All executive officers and directors as a
  group (10 persons)(6)...........................   9,638,843            57.4
Other Five Percent Stockholders
   Wellington Management Company, LLP (7).........   1,863,300            11.3

  * Less than 1%.

(1) Includes 3,487,167 shares owned by Mr. Bland as a tenant in common with his wife, Maureen A. Bland, and 3,657,167 shares owned by Southcote Partners, L.P., a limited partnership whose sole general partners are Mr. and Mrs. Bland.

(2)    Shares held jointly with his wife.

(3)    Includes options to purchase 30,000 shares.

(4)    Includes options to purchase 75,000 shares.

(5)    Includes options to purchase 25,000 shares.

(6)    Includes options to purchase 230,000 shares.

(7) Number of shares is based on information set forth in schedule 13F, filed with the SEC as of September 30, 2000. Wellington's address is 75 State Street, Boston, Massachusetts 02109.

REVERSE STOCK SPLIT PROPOSAL

    The Board of Directors of the Company has unanimously approved a proposal to amend the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect a reverse stock split of the Company's outstanding Common Stock on the terms described herein (the "Reverse Stock Split"). The Board of Directors has declared the amendment to the Certificate of Incorporation to be generally advisable and has recommended that the amendment be presented to the stockholders of the Company for approval. In order for the Board of Directors to retain the maximum amount of flexibility regarding the extent of the stock split, the Company is asking stockholders to approve separate resolutions for each of a 3:1 and 6:1 stock split. If each of the separate proposals is approved by the Company's stockholders, the Board of Directors, in its discretion, will implement the reverse stock split ratio it deems to be in the best interests of the Company and its stockholders.

      Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. If approved by the stockholders of the Company as provided herein, the Reverse Stock Split will be effected by an amendment to the Certificate of Incorporation in substantially the form attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment") and will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of Delaware (the "Effective Date"). Assuming each of the alternative proposals are approved by the Company's stockholders, the Reverse Stock Split Amendment ultimately filed with the Secretary of State of Delaware (i.e., 3:1 or 6:1) will be determined by the Board of Directors following the Meeting.

    The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is hereby incorporated by reference herein.

    On the Effective Date, the Reverse Stock Split will result in the automatic conversion of either three or six shares (as determined by the Board of Directors in the manner described herein) of issued and outstanding Common Stock into one share of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, the Company will pay each holder of a fractional interest an amount in cash equal to the value of such fractional interest on the Effective Date.

    If all of the Reverse Stock Split proposal are approved by the stockholders, the Reverse Stock Split will be effected only upon a determination by the Board that the Reverse Stock Split is in the best interest of the Company and its stockholders at that time. Notwithstanding approval of the Reverse Stock Split proposal by the stockholders of the Company, the Board may, in its sole discretion, determine not to effect the Reverse Stock Split or to delay such action based on the then-current trading price of the Common Stock or certain other factors described herein. Assuming the Board of Directors determines to proceed with the Reverse Stock Split, the Board of Directors will further determine which of the separate stock split proposals (i.e., 3:1 or 6:1) it determines to be in the best interests of the Company and its stockholders at that time. See "--Effect of the Reverse Stock Split Proposal."

    Dissenting stockholders have no appraisal rights under Delaware law, the Company's Certificate of Incorporation or the Company's Restated By-laws in connection with the approval of the Reverse Stock Split Amendment and the consummation of the Reverse Stock Split.

    The following stockholders of the Company, holding in the aggregate 9,305,834 shares of the Company's Common Stock, have expressed their intention to vote in favor of each of the proposals: Robert S. Bland and Maureen A. Bland (including shares owned indirectly by Southcote Partners, L.P.), and William V. Thoms and Susan E. Thoms. These shares represent 56.2% of the total issued and outstanding Common Stock of the Company. Because each of the proposals is considered to be adopted by the Stockholders of the Company if a majority of the Company's issued and outstanding shares vote in favor of the proposal, assuming that these stockholders vote their shares consistent with their expressed intent, the approval and adoption of all of the proposals is assured.

REASONS FOR THE REVERSE STOCK SPLIT PROPOSAL

    The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Stock Split trades at a higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split. The Company believes that this higher trading price will aid the Company in remaining eligible for listing on the Nasdaq National Market. The Company has no current plans regarding a going private transaction.

    The Company's Common Stock must maintain a minimum bid price of $1.00 per share in order to remain eligible for continued listing on the Nasdaq National Market. On December 13, 2000, the staff (the "Staff") of the Nasdaq Stock Market, Inc. ("Nasdaq") notified the Company that the bid price for its Common Stock had been below $1.00 per share for a period of thirty consecutive days. The Staff advised the Company that it would be given a period of ninety days within which to comply with the minimum bid price requirement in order to maintain its listing on the Nasdaq National Market.

    The Company believes, but cannot assure, that a Reverse Stock Split will enable the Common Stock to trade above the $1.00 minimum bid price established by the Nasdaq listing requirements for continued listing on the Nasdaq National Market (the "Nasdaq National Market Listing Requirements") and to satisfy the minimum bid price requirement for at least ten consecutive trading days thereafter. In addition to the minimum bid price requirement, the Nasdaq imposes other standards to maintain listing on the National Market and the Small Cap Market. As described above, the Company is seeking approval of two alternative stock split ranges (i.e., 3:1 and 6:1). Though the Board of Directors may consider a variety of factors when it determines which of the stock split proposals to implement, if any, it is anticipated that the principal focus of the Board's inquiry will be on the then current state of the market, generally, the market for the Company's Common Stock, and which proposal would be most likely to preserve the Company's trading status on Nasdaq.

    On February [ ],2001, the last reported sale price of the Common Stock on the Nasdaq National Market was $. [ ] per share.

    The Company believes that maintaining the listing of its Common Stock on the Nasdaq National Market is in the best interest of the Company and its stockholders. Inclusion in the Nasdaq National Market increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq National Market listing may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on the Nasdaq National Market.

    The Company also believes that the current per share price level of the Common Stock has reduced the effective marketability of the Company's shares of Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Certain investors view low-priced stock as speculative and unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Such policies and practices pertain to the payment of brokers commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

    In addition, because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price.

    In addition, if the Common Stock is not listed on the Nasdaq National Market and the trading price of the Common Stock were to remain below $1.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, a non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the Common Stock could further limit the market liquidity of the Common Stock and the ability of investors to trade the Common Stock.

    As discussed below, in the event that the Common Stock is delisted from the Nasdaq National Market, the Company may not qualify for listing on the Nasdaq SmallCap Market. See "--Other Nasdaq Requirements." In such an event, sales of the Common Stock would likely be conducted only in the over-the-counter market or potentially in regional exchanges. This may have a negative impact on the liquidity and price of the Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

    For all the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. There can be no assurance, however, that the Reverse Stock Split will have the desired consequences. Specifically, there can be no assurance that, after the Reverse Stock Split, the market price of the Common Stock will not decrease to its pre-split levels or that the market capitalization of the Common Stock after the proposed Reverse Stock Split will be equal to the market capitalization before the proposed Reverse Stock Split.

EFFECT OF THE REVERSE STOCK SPLIT PROPOSAL

    Although the Company expects to file the Reverse Stock Split Amendment reflecting one of the proposals with the Delaware Secretary of State's office promptly following approval of the Reverse Stock Split proposals at the Meeting, the actual timing of such filing will be determined by the Board of Directors based upon its evaluation as to when such action is most advantageous to the Company and its stockholders. Assuming all of the alternative stock split proposals are adopted, the Board of Directors will also need to determine which of the proposals to implement. Further, notwithstanding approval of any or all of the Reverse Stock Split proposals by the stockholders of the Company, the Board of Directors may elect not to file the Reverse Stock Split Amendment at all.

    After the Effective Date of the Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock but will hold the same percentage of the outstanding shares (subject to adjustments for fractional interests resulting from the Reverse Stock Split) as such stockholder held prior to the Effective Date. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, and the per share exercise or conversion prices thereof, will be adjusted appropriately with respect to the Reverse Stock Split in accordance with their terms as of the Effective Date. The Company does not believe that he immediate impact of the Reverse Stock Split will be to reduce the number of beneficial or record stockholders.

    The Reverse Stock Split may also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

    Following the Reverse Stock Split, the number of shares of Common Stock outstanding will be reduced and the par value of the Common Stock will be increased (from $0.001 per share to $0.006 per share in the case of a 6:1 stock split) in proportion to the reverse split exchange ratio determined by the Board of Directors. As a consequence, the aggregate par value of the outstanding Common Stock will not change. The Reverse Stock Split will not affect the Company's total stockholders' equity. All share and per share information will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

    The Board considered reducing the number of shares of authorized Common Stock in connection with the Reverse Stock Split but determined that the availability of additional shares may be beneficial to the Company in the future. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law).

    Based on the 16,553,384 shares Common Stock outstanding as of January 25, 2001, the approximate number of shares of Common Stock that would be outstanding as a result of the Reverse Stock Split, based on the following exchange ratio range included in the Reverse Stock Split proposals is (i) 6:1 - 2,758,897 and
(ii) 3:1 - 5,517,794.

    The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in the Company (except with respect to adjustments for fractional interests). None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of the Common Stock resulting from the Reverse Stock Split will entitle the holder thereof to one vote per share and will otherwise be identical to the outstanding Common Stock immediately prior to the Effective Date.

EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

    The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date on which certificates evidencing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. As of the Effective Date, six shares of Common Stock will be converted and reclassified into one share of post-split Common Stock.

    For example, if the 6:1 Reverse Stock Split is implemented by the Board of Directors, a holder of 300 shares immediately prior to the Effective Date would hold 50 shares after the Effective Date. Alternatively, if the 3:1 Reverse Stock Split is implemented by the Board of Directors, a holder of 300 shares immediately prior to the Effective Date would hold 100 shares after the Effective Date. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, the Company will pay each holder of a fractional interest an amount in cash equal to the value of such fractional interest on the Effective Date.

    As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of shares of Common Stock, to be used in forwarding such holder's stock certificates for surrender and exchange for certificates evidencing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates evidencing shares of Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates evidencing the whole number of shares of Common Stock that such stockholder holds as a result of the Reverse Stock Split. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates.

    The Company estimates that its aggregate expenses relating to the Reverse Stock Split will be approximately $30,000.

     STOCKHOLDERS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE COMPANY.

    As of the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date will be deemed canceled and, for all corporate purposes, will be deemed only to evidence the right to receive the number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted as a result of the Reverse Stock Split.

OTHER NASDAQ REQUIREMENTS

    In addition to the $1.00 minimum bid price per share requirement described above, the continued listing of the Common Stock on the Nasdaq National Market is subject to the maintenance of the other quantitative and qualitative requirements set forth in the Nasdaq National Market Listing Requirements. In particular, the Nasdaq National Market Listing Requirements require that a company currently included in the Nasdaq National Market meet each of the following standards to maintain its continued listing:

    Nasdaq National Market Listing Considerations:

    (1)  Net tangible assets of $4,000,000;

    (2)  a public float of 750,000 shares;

    (3)  a market value of public float of $5,000,000;

    (4)  a minimum bid price of $1 per share;

    (5)  400 round lot shareholders;

    (6)  two market makers; and

    (7)  compliance with Nasdaq corporate governance rules.

    Although the Company believes that it will meet each of these requirements as of the first full trading day after the Effective Date, there can be no assurance that such will be the case or that other factors will not cause the Company to fail to meet such requirements.

    In the event that the Company is unable to satisfy the requirements for continued listing on the Nasdaq National Market, the Company may not be able to satisfy the requirements for listing on the Nasdaq SmallCap Market on an ongoing basis either before or after the Reverse Stock Split. The requirements for listing on the Nasdaq SmallCap Market are listed below:

    Nasdaq SmallCap Market Listing Considerations:

    (1) either (a) net tangible assets of $2,000,000, (b) net income in two of the last three years of $500,000, or (c) a market capitalization of $35,000,000;

    (2)  a public float of 500,000 shares;

    (3)  a market value of public float of $1,000,000;

    (4)  a minimum bid price of $1.00 per share;

    (5)  two market makers;

    (6)  300 round lot shareholders; and

    (7)  compliance with Nasdaq corporate governance rules.

    Accordingly, the Company believes that the Reverse Stock Split represents the Company's best opportunity to remain listed on Nasdaq.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder, judicial decisions and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

    This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

    Except as discussed below, no gain or loss should be recognized by a stockholder who receives only Common Stock in connection with the transactions contemplated by the Reverse Stock Split. The aggregate tax basis of the shares of Common Stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the shares of Common Stock received in exchange therefore in the Reverse Stock Split. Shares of Common Stock received should have the same holding period as the Common Stock surrendered. The receipt of a cash payment in lieu of a fractional interest will result in recognition of gain or loss for federal income tax purposes.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE EACH OF THE FOLLOWING REVERSE STOCK SPLIT PROPOSALS:

                      Proposal 1 - 6:1 Reverse Stock Split
                      Proposal 2 - 3:1 Reverse Stock Split

ASSUMING EACH OF THE PROPOSALS IS APPROVED BY THE STOCKHOLDERS, THE COMPANY'S BOARD OF DIRECTORS INTENDS TO SELECT ONE OF THE ALTERNATIVE PROPOSALS TO IMPLEMENT WHICH, IT ITS DISCRETION, IT DETERMINES TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS.

OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING

    The Board of Directors of the Company knows of no other business which may come before the Meeting. However, if any other matters are properly presented to the Meeting or any adjournment thereof, the persons named in the proxies will vote upon them in accordance with their best judgment.

 WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                   By Order of the Board of Directors,

                   /s/ David I. Vickers

                   David I. Vickers
                   Senior Vice President, Chief Financial Officer and Secretary


Date: February 9, 2001

                                   Appendix A

                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              QUOTESMITH.COM, INC.

        The undersigned, the Chief Executive Officer of Quotesmith.com, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

     1.   The name of the Corporation is Quotesmith.com, Inc.

     2. Article FOURTH of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation") is hereby amended as follows:

          By adding to the end of Article FOURTH, Paragraph (1) the following:

                    [NOTE: THE FOLLOWING PROVISION HAS BEEN DRAFTED DESCRIBING A
               6:1 REVERSE STOCK SPLIT. AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, THE BOARD OF DIRECTORS OF THE COMPANY WILL IMPLEMENT ONE OF THE FOLLOWING ALTERNATIVE SPLIT RANGES: 6:1 AND 3:1. IF A 3:1 REVERSE STOCK SPLIT IS IMPLEMENTED BY THE BOARD OF DIRECTORS, THE BELOW TEXT REFERRING TO A 6:1 REVERSE STOCK SPLIT WOULD BE MODIFIED ACCORDINGLY.]

                    Simultaneously with the effective date of this Certificate of Amendment (the "Effective Date"), all issued and outstanding shares of Common Stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified as follows: each six (6) shares of Existing Common Stock shall be combined and reclassified (the "Reverse Split") as one (1) share of issued and outstanding Common Stock ("New Common Stock"), provided that there shall be no fractional shares of New Common Stock. In the case of any holder of fewer than six (6) Shares of Existing Common Stock or any number of shares of Existing Common Stock which, when divided by six (6), does not result in a whole number (a "Fractional Share Holder"), the fractional share interest of New Common Stock held by such Fractional Share Holder as a result of the Reverse Split shall be cancelled and such Fractional Share Holder shall be entitled to receive an amount in cash equal to the value, based on the market price, of such fractional share interest on the Effective Date.

                    The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of the holders thereof to receive New Common Stock.

                    From and after the Effective Date, the term "New Common
               Stock" as used in this Article FOURTH shall mean Common Stock as provided in the Certificate of Incorporation.

     3. The foregoing amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the By-Laws of the Corporation at a meeting of the Board of Directors of the Corporation on March 5, 2001, at which a quorum was present and acting throughout. The Board of Directors previously declared the advisability of the amendment and directed that the amendment be submitted to the stockholders of the Corporation for approval.

     4. At a Special Meeting of the Stockholders of the Corporation held on March 5, 2001, duly called and held in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, a majority of the shares of the outstanding Common Stock entitled to vote thereon were voted in favor of the amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     5. This amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

     The undersigned, being the Chief Executive Officer of the Corporation, for purposes of amending its Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, acknowledges that it is his act and deed and that the facts stated herein are true, and has signed this instrument on March , 2001.

                                                QUOTESMITH.COM, INC.

                                                By:
                                                -------------------------------
                                                Robert S. Bland
                                                Chief Executive Officer

ATTEST:

-------------------------------
David I. Vickers
Senior Vice President,
Chief Financial Officer and Secretary

                              QUOTESMITH.COM, INC.

                         Special Meeting of Stockholders
                                  March 5, 2001

    The undersigned hereby appoints Robert S. Bland and David I. Vickers (the "Proxies"), and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Stockholders (the "Meeting") of Quotesmith.com, Inc. (the "Company") to be held on March 5, 2001, beginning at 9:00a.m. local time at the Company's corporate offices at 8205 South Cass Avenue, Darien, Illinois. The Proxies shall cast votes according to the number of shares of the Company which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at the Meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof and thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


[X] Please mark your votes as in this example using dark ink only

DO NOT PRINT IN THIS AREA

----------------------------------------------------------------

THIS PROXY WILL BE VOTED AS SPECIFIED AT RIGHT WITH RESPECT TO THE ACTIONS TO BETAKEN ON THE FOLLOWING PROPOSALS. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

REVERSE STOCK SPLIT PROPOSALS. The Company's Restated Certificate of Incorporation is to be amended to effect a reverse stock split of the Company's outstanding Common Stock, whereby the Company will issue one new share of Common Stock in exchange for one of the following numbers of the outstanding Common Stock. You may vote for any or all of the proposals. The Company's Board of Directors will determine the appropriate proposal to implement.

1.       6:1 REVERSE STOCK SPLIT.
  Vote FOR          Vote AGAINST      ABSTAIN from voting
  the proposal      the proposal      with respect to the proposal
  [ ]               [ ]               [ ]

2.       3:1 REVERSE STOCK SPLIT.
  Vote FOR          Vote AGAINST      ABSTAIN from voting
  the proposal      the proposal      with respect to the proposal
  [ ]               [ ]               [ ]
--------------------------------------

DO NOT PRINT IN THIS AREA

--------------------------------------

If any other matters properly come before the Meeting or any adjournment thereof, this proxy will be voted according to the judgment of the persons named on the reverse side as Proxies.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY AND THE PROXY STATEMENT DATED FEBRUARY 9, 2001.

THIS PROXY IS SOLICITED AND PROPOSED BY THE BOARD OF DIRECTORS OF THE COMPANY, WHICH UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                    Date:     , 2001                            Date:     , 2001
-------------------      -----             --------------------      -----
 Signature                                   Signature if held jointly

Note: For shares held jointly, each joint owner should personally sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.